EXHIBIT 4

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CHASE PACKAGING CORPORATION

WARRANT

(Agreement and Certificate)

Warrant No. ___	______ Warrants

Chase Packaging Corporation, a Delaware corporation (successor by merger to Chase Packaging Corporation, a Texas corporation) (the “Company”), hereby certifies that, for value received, [Name of Warrant Holder], or his, her, or its registered assigns (the “Holder”), is the owner of that number of Warrants (the “Warrants”) set forth above and is entitled to purchase from the Company, for each Warrant held, one (1) share of common stock, $0.00001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.15 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including March 7, 2023 (the “Expiration Date”), and subject to the following terms and conditions. These Warrants are an amendment and extension of a package of warrants originally issued, along with other securities, pursuant to that certain Securities Purchase and Subscription Agreement (the “Purchase Agreement”), dated as of September 7, 2007, by and among the Company and the Purchasers identified therein. All such warrants being issued as of this date are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. Registration of Warrant. The Company shall register these Warrants, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of these Warrants as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant Certificate in the Warrant Register, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto, duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant Certificate (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant Certificate so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant Certificate not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant Certificate.

4. Exercise and Duration of Warrants.

(a) These Warrants shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant Certificate not exercised prior thereto shall be and become void and of no value.

(b) A Holder may exercise this Warrant Certificate by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed; and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant Certificate is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant Certificate in order to effect an exercise hereunder.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant Certificate, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued, and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

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(b) This Warrant Certificate is exercisable either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant Certificate following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to him, her, or it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant Certificate as required pursuant to the terms hereof.

6. Charges, Taxes, and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant Certificate shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant Certificate or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant Certificate. If this Warrant Certificate is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued, in exchange and substitution for and upon cancellation hereof or in lieu of and substitution for this Warrant Certificate, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant Certificate as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant Certificate, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, and fully paid and nonassessable. The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

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9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant Certificate are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant Certificate is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while this Warrant Certificate is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person; (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions; (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash, or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant Certificate, the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant Certificate (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant Certificate will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant Certificate following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Warrant Certificate shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this section 9(c),

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(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale, or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant Certificate and the Purchase Agreement, and

(z) if registration or qualification is required under the Securities Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant Certificate, all rights applicable to registration of the Common Stock issuable upon exercise of this Warrant Certificate shall apply to the Alternate Consideration.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant Certificate (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 30th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) shall purchase the Warrant from the Holder for a purchase price, payable in cash or registered securities within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the economic value, meaning the amount by which the market price of Common Stock (calculated as the amount by which the closing price over the last five (5) trading days exceeds the Exercise Price) of the remaining unexercised portion of this Warrant Certificate on the date of such request in the case of a third party tender offer, or, in the case of any other Fundamental Transaction, on the date of the execution of definitive documentation governing such Fundamental Transaction.

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(c) Subsequent Equity Sales.

(i) If, at any time while this Warrant Certificate is outstanding, the Company issues additional shares of Common Stock or rights, warrants, options, or other securities or debt convertible, exercisable, or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents: (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise, or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents; (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise, or exchange them into Common Stock (net of any discounts, fees, commissions, and other expenses), divided by the Deemed Number; and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise, or exchange of such Common Stock Equivalents. The Effective Price of Common Stock or Common Stock Equivalents issued in any transaction in which more than one type of securities are issued shall give effect to the allocation by the Company of the aggregate amount paid for such securities issued in such transaction.

(ii) If, at any time while this Warrant Certificate is outstanding, the Company issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

(iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph in respect of any Excluded Stock (see definition contained in the Securities Purchase and Subscription Agreement referred to in section 15 hereof).

(d) Number of Warrant Shares. Simultaneously with any adjustments to the Exercise Price pursuant to paragraphs (a), (b), or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant Certificate shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

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(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant Certificate and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant Certificate (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

(g) Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities, or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company; (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction; or (iii) authorizes the voluntary dissolution, liquidation, or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in, or vote with respect to, such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant Certificate prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, if at anytime after the Required Filing Date there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant Certificate is being exercised.

A = the arithmetic average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood, and acknowledged that the Warrant Shares issued in a cashless exercise transaction pursuant to this Section 10 shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant Certificate was originally issued pursuant to the Purchase Agreement.

11. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant Certificate. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant Certificate, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

12. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day; (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

13. Warrant Agent. The Company shall serve as warrant agent under this Warrant Agreement. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant Agreement without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14. SEC Registration. These Warrants are being initially issued as part of a package of securities comprising certain Units being offered and sold by the Company through, and by means of, a Private Placement Memorandum. In connection that offering, each Purchaser will enter into a Securities Purchase and Subscription Agreement and a Registration Rights Agreement with the Company, the latter providing for each investor to have certain SEC registration rights for both these Warrants and the other securities comprising each Unit. With regard to such SEC registration rights, reference is hereby made to such Registration Rights Agreement, all of the provisions of which are herein incorporated by reference.

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15. Miscellaneous.

(a) Subject to the restrictions on transfer set forth on the first page hereof, this Warrant Certificate may be assigned by the Holder. This Warrant Certificate may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant Certificate shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, or cause of action under this Warrant Certificate. This Warrant Agreement may be amended only in writing signed by the Company and the Holder or his, her, or its successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company: (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise; (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant Certificate; and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant Certificate.

(c) Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Warrant Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or his, her, or its respective Affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Warrant Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that he, she, or it is not personally subject to the jurisdiction of any such court or that such suit, action, or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to him, her, or it under this Warrant Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant Agreement or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for his, her, or its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant Agreement shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be duly executed by its authorized officer as of the 7th day of September, 2021.

CHASE PACKAGING CORPORATION

FOR WARRANT HOLDERS DEPOSITING THE WARRANT IN A BROKERAGE OR CUSTODIAL ACCOUNT:

I hereby designate the firm named below to act as my custodian and designee to transfer or exercise this Warrant in my name:

_____________________________________

Name of Holder:

Name of Custodian: _____________________

Signature of Custodian: __________________

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FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant Certificate)

To: Chase Packaging Corporation

The undersigned is the Holder of Warrant No. _____ (the “Warrant”) issued by Chase Packaging Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of __________ Warrant Shares.

2. The undersigned Holder hereby exercises his, her, or its right to purchase _________________ Warrant Shares pursuant to the Warrant Certificate.

3. The Holder intends that payment of the Exercise Price shall be made as (check one):

____ Cash Exercise

____ “Cashless Exercise” under Section 10 (if permitted)

4. If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant Certificate.

5. Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant Certificate.

6. Following this exercise, the Warrant Certificate shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: __________, ____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant Certificate]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right represented by the within Warrant Certificate to purchase ____________ shares of Common Stock of Chase Packaging Corporation to which the within Warrant Certificate relates and appoints ________________ attorney to transfer said right on the books of Chase Packaging Corporation with full power of substitution in the premises.

Dated: __________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

Address of Transferee

In the presence of:

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